Exhibit 5.1

SIDLEY AUSTIN LLP	BEIJING	LOS ANGELES
ONE SOUTH DEARBORN	BRUSSELS	NEW YORK
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866

December 1, 2009

Broadwind Energy, Inc.

47 East Chicago Avenue, Suite 332

Naperville, Illinois 60540

Re:                                    Broadwind Energy, Inc. Registration Statement on Form S-1 (File No. 333-162790)

Ladies and Gentlemen:

We refer to Registration Statement on Form S-1 (File No. 333-162790) initially filed by Broadwind Energy, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on October 30, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 thereto filed with the SEC under the Securities Act on November 6, 2009 and Amendment No. 2 thereto filed with the SEC under the Securities Act on the date hereof (such registration statement, as so amended and as subsequently amended, the “Registration Statement”).  The Registration Statement relates to the registration of 17,250,000 shares of common stock, par value $0.001 per share (the “Shares”), of the Company.  Of the 17,250,000 Shares, up to 10,000,000 authorized but unissued shares may be offered, issued and sold by the Company pursuant to the Registration Statement (the “Primary Shares”), and up to 7,250,000 Shares (including 2,250,000 Shares which may be sold to the underwriters under an option to purchase additional Shares to cover over-allotments) may be offered and sold by the selling stockholders named in the Registration Statement (the “Secondary Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.

In rendering the opinion set forth herein, we have acted as counsel for the Company and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, corporate documents and records of the Company, certificates of public officials and representatives of the Company, and other documents and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.  The Primary Shares have been duly authorized and will be validly issued, fully paid and non-assessable when (i) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Company’s certificate of incorporation authorizing the issuance and sale of the Primary Shares; and (ii) certificates representing such Primary Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of such Primary Shares being issued and sold.

2.  The Secondary Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Shares, as contemplated by the Registration Statement.

This opinion letter is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP